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                                                                    EXHIBIT 10.1

                                         May 5, 1999


Mr. Irwin J. Gruverman
Chairman and Chief Executive Officer
Microfluidics International Corporation
30 Ossipee Road
Newton, MA  02464-9101

RE:    FINANCING ARRANGEMENTS AMONG COMERICA BANK
       ("COMERICA") AND MICROFLUIDICS INTERNATIONAL
       CORPORATION ("BORROWER")

Dear Mr.Gruverman:

Please refer to any and all documents, instruments and agreements executed in connection with the financing arrangements from Comerica to Borrower, (collectively, the "Loan Documents"). The Loan Documents include, without limitation, a Revolving Credit Loan Agreement and a Revolving Credit Note to Comerica in the original amount of $5,000,000 (reduced to $4,000,000, on March 23, 1999), both dated August 12, 1998, (together, the "Loan Agreement"), and a Security Agreement dated August 12, 1998 (the "Security Agreement") granting Comerica a continuing security interest in substantially all of its assets (the "Collateral"). On August 14, 1998, Borrower executed two Subordinated Promissory Notes (the "Subordinated Notes") to Epworth Manufacturing Company, Inc. ("Epworth") in the amounts of $300,000 and $500,000, respectively. On August 12, 1998, Epworth executed a Subordination Agreement in favor of Comerica (the "Subordination Agreement").

All amounts due from Borrower to Comerica, whether now or in the future, contingent, fixed, primary and/or secondary, including, but not limited to, principal, interest, inside and outside counsel fees, audit fees, costs, expenses and any and all other charges provided for in the Loan Documents shall be known, in the aggregate, as the "Debt". All capitalized terms not defined in this letter agreement ("Agreement") shall have the meanings described in the Loan Documents.

As of March 29, 1999, the Debt includes Principal of $3,745,431.84, and Interest of $21,570.24, for a total of $3,767,002.08. These amounts are exclusive of interest accruing after March 29, 1999, costs and expenses (including, but not limited to, fees of inside and outside auditors, appraisers and counsel).

We have reviewed the preliminary 1998 financial statements which showed a loss of $1,072,098, resulting in a violation of the Loan Documents, including but not limited to the Borrower's Tangible Effective Net Worth Covenant.
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Comerica accelerated payment of all of the Debt from Borrower in Comerica's letter dated March 23, 1999. The Debt remains unpaid. Comerica hereby demands payment in full of all of the Debt unless this Agreement is timely executed.

Subject to Borrower's timely, written acceptance of the following conditions, Comerica is willing to forbear until July 15, 1999, subject to earlier termination as provided below, from further action to collect the Debt, which shall be called the "Forbearance Period," although the parties intend to work toward an extension of this Agreement.

1. Borrower acknowledges the Debt as set out in the Loan Documents, the Subordination Agreement, the amount of the Debt as stated above, and represents that the Borrower is currently in default under Paragraphs 6.13; 7.4.1; 7.4.4; 7.5; 7.6; 7.8; 7.10 and 9.1.3 of the Loan Documents (the
    "Existing Defaults.") Any new or additional default under those or any other provisions of the Loan Documents or this Agreement, other than the Existing Defaults, shall be deemed a "Further Default" unless cured within fifteen (15) calendar days after written notice of default is transmitted to the Borrower by the Bank, via facsimile, provided that the Further Default is not a diversion of funds or a failure to make a payment to Comerica, for which there shall be no cure period.

2. Future administration of the Debt and the financing arrangements among Comerica, and Borrower shall continue to be governed by the covenants, terms and conditions of the Loan Documents, which are incorporated by this reference, except to the extent that the Loan Documents have been superseded, amended, modified or supplemented by this Agreement or are inconsistent with this Agreement, then this Agreement shall govern.

3. Borrower acknowledges Comerica is under no obligation to advance funds or extend credit to Borrower pursuant to the Loan Documents, or otherwise, except as provided by this Agreement.

4. Consistent with the terms of the Subordination Agreement, the Borrower will not make any further payments on the Subordinated Notes until the Debt is repaid to Comerica or Comerica gives written notice to the Borrower that such payments may resume. Except as provided in Paragraph 17 and as to the "reimbursements" identified in Exhibit E, 100% of Borrowers cash inflows and cash on deposit with Comerica will be applied to the Debt. Subject to maintaining an "Advance Formula" (defined below) equal to or greater than the balance owing on the Debt, and provided there is no Further Default under the terms of this Agreement, and no Further Default under the Loan Documents, Comerica agrees to continue to advance to Borrower under the Loan Agreement, in accordance with the Loan Documents as modified by this Agreement, through the Forbearance Period. On March 23, 1999, the maximum amount available under the Loan Agreement was reduced to $4,000,000.

5. Each borrowing request or Accounts Receivable collection must be accompanied by an accounts receivable report and a Borrowing Base Certificate, in form

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    satisfactory to Comerica, with a minimum of one report and Certificate per week. Conditioned upon receipt of such accounts receivable reports, Borrowing Base Certificates, and the audits and appraisals requested by Comerica, the Advance Formula will be equal to the sum of: (i) 75% of "Eligible Accounts", as defined in Exhibit A, except that Foreign Accounts, as defined in Exhibit A, up to $450,000 shall also be Eligible Accounts; plus (ii) 50% of the net book value of Borrower's fixed assets, not to exceed $650,000; plus (iii) the lower of $1,150,000 or 25% of the net book value of Borrower's "Inventory" as defined in Exhibit B, which Borrower represents and warrants, as of the date of each weekly Borrowing Base Certificate report; plus (iv) $1,000,000 (the "Over-Formula Amount"). Any time the balance on the Debt exceeds the Advance Formula, no advances will be allowed.

6.  The Loan Agreement shall be modified as follows:

         A. The Borrower's revolving line of credit under the Loan Agreement was reduced to $4,000,000 on March 23, 1999. The Revolving Credit Agreement is hereby amended to reflect the reduced line of credit.

         B. On the 1st day of each month hereafter during the Forbearance Period, Borrower shall pay to Comerica in advance, an "Over-Formula Fee" of eight percent (8%) per annum of the "Over-Formula Amount", as of the 1st day of each month during the Forbearance Period, which shall be in addition to other amounts due Comerica. On the date of execution of this Agreement, Borrower shall pay the sum of $6,666.67 to Comerica for the month of May, 1999.

7. Except as otherwise permitted herein, Borrower acknowledges and agrees it shall hold in express trust for Comerica, without any additional personal liability beyond that currently provided by the Loan Documents, if any, for Borrower's officers and directors, and immediately surrender in the form received, all of its cash inflows to Comerica, by depositing such inflows into a Lock Box or Lock Boxes as identified in Section 6(e) of the Security Agreement and approved by Comerica, which shall be referred to as the "Cash Collateral Account".

8. Interest on the Debt shall accrue at Comerica's "prime rate" (as defined in the Loan Documents) plus one percentage point (1.0%) and shall be due and payable on the 1st day of each and every month, effective as of the date of this Agreement, and upon the occurrence of a Further Default under the terms of this Agreement or the Loan Documents, then the Debt shall accrue interest at the rate otherwise provided in this Paragraph plus three percentage points (3%). These amounts shall be in addition to the Over-Formula Fee defined above.

9. Borrower acknowledges and agrees the Loan Documents presently provide for and they shall reimburse for any and all costs and expenses of Comerica,

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     including, but not limited to, all inside and outside counsel fees of
     Comerica whether in relation to drafting, negotiating or enforcement or defense of the Loan Documents or this Agreement, including any preference or disgorgement actions as defined in this Agreement, and all of Comerica's internal or external audit and appraisal fees, incurred in connection with the Debt, Comerica's administration of the Debt, and/or any efforts of Comerica to collect or satisfy all or any part of the Debt. Borrower shall immediately reimburse Comerica for all of Comerica's costs and expenses upon Comerica's incurring them or upon demand.

10. Loan payments, interest on the Debt, loan administration expenses, including, but not limited to, all fees and expenses of Comerica's inside and outside counsel, appraisers and auditors, may be charged directly to Borrower's checking account maintained with Comerica. Comerica will give Borrower two (2) business days written notice prior to charging loan administration expenses to Borrower's checking account. Comerica will provide copies of all such invoices and bills to Borrower.

11. Except for the accounts identified in Exhibit C, Borrower will maintain all accounts with Comerica and, except as provided in Paragraph 17 and the "Reimbursements" described in Exhibit E, will not deposit any funds with any financial institution other than Comerica. Borrower will apply sufficient funds currently on deposit at another financial institution, to the extent then on deposit, to the Debt to eliminate any amount exceeding the formula set forth in paragraph 5, upon execution of this Agreement.

12. In addition to all reporting currently required by the Loan Documents, during the Forbearance Period, Borrower shall promptly provide Comerica with: (i) a detailed summary of Borrower's accounts payable and accounts receivable as of the last day of each month showing which accounts payable and accounts receivable are up to 30, 31 to 60, 61 to 90, and 91 days or more past the invoice date and listing the names and addresses of creditors and account debtors, as applicable, by the 15th of the following month;
     (ii) promptly after receiving notice of the occurrence of any Event of Default, the commencement of any material litigation against the Borrower, or any development in the business or affairs of the Borrower which has resulted in or which is likely in the reasonable judgement of the Borrower to result in a material adverse change in the business, properties, operations or condition, financial or otherwise of the Borrower, a statement of the chief executive, chief operating officer or chief financial officer of the Borrower setting forth details of such Event of Default or Default or such event or condition or such litigation and the action which the Borrower has taken and propose to take with respect thereto; (iii) as soon as available and in any event within thirty (30) days after the end of each month of each fiscal year, the consolidated balance sheet of the Borrower as of the end of such month, and the related statement of income, retained earnings and changes in financial position for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and duly certified (subject to year-end adjustments) by the President or Controller of the Borrower as having been

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     prepared in accordance with generally accepted accounting principles, together with a certificate of the chief executive officer of the Borrower stating that no new Event of Default or Default has occurred and is continuing or, if a new Event of Default or a Default has occurred and is continuing, a statement setting forth the details thereof and the action which has been taken and proposes to take with respect thereto; (iv) financial statements of the Borrower in form and reporting basis satisfactory to Comerica, not later than ninety (90) days after the close of each fiscal year of the Borrower, beginning with the fiscal year ended December 31, 1998, on a consolidated and consolidating basis containing the balance sheet of the Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports, prepared by an independent certified public accountant of recognized standing selected by the Borrower and acceptable to Comerica containing opinions as to the fairness of the statement so presented for the fiscal year ended December 31, 1998, and thereafter, on an audited basis; (v) promptly after receiving or becoming aware there has occurred a Reportable Event: (a) a copy of any notice of intent to terminate any Plan of the Borrower or any ERISA Affiliate filed with the PBGC, (b) a statement of the chief financial officer of the Borrower setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (c) a copy of any notice that the Borrower, or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (d) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; (vi) upon execution of this Agreement, a Borrowing Base Certificate, in form, reasonably satisfactory to Comerica; (vii) monthly cash flow and operating forecasts for the remainder of 1999 upon execution of this Agreement and continuing monthly thereafter; (viii) copies of all paid personal property tax receipts within 15 days of the due date for the personal property taxes; (ix) certification of the status of all tax liabilities and payments by the 15th day of each month, showing state sales taxes, state unemployment taxes, state and federal withholding taxes, and state and federal income taxes; (x) proof of insurance with Comerica named as loss payee for all collateral, and proof that Borrower has obtained a lender loss payable endorsement to Comerica, within ten (10) days from the date of execution of this agreement; (xi) within thirty (30) days of each month end, a Covenant Compliance Certificate, certified by its President or Controller; and (xii) such other information respecting the business, properties, operations or condition, financial or otherwise, of the Borrowers as Comerica may from time to time reasonably request.

13. Borrower will permit Comerica to conduct periodic accounts receivable and inventory audits using auditors acceptable to Comerica at times reasonably requested by Comerica and will maintain Inventory in which Comerica holds a first security interest of not less than $2,000,000 on a cost basis.

                                      -5-
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14.  Borrower acknowledges and agrees the Loan Documents presently provide and it will permit Comerica, to conduct such fair market value appraisals, inspections, and/or testing that Comerica deems necessary, on any and all property upon which Comerica may hold a lien securing the Debt, and the cost of such appraisals, inspections, and testing are part of the costs and expenses for which the Borrower must reimburse Comerica. In addition, Borrower will permit appraisals of all machinery and equipment to be conducted by an appraiser suitable to Comerica on or before May 7, 1999.

15. To the extent any payment received by Comerica is deemed a preference, fraudulent transfer or otherwise by a court of competent jurisdiction which requires the Comerica to disgorge such payment then, such payment will be deemed to have never occurred and the Debt will be adjusted accordingly. Interest will not begin accruing on such repayments until funds are actually disbursed by Comerica.

16. This Agreement shall be governed and controlled in all respects by the laws of the State of Michigan, without reference to its conflict of law provisions, including interpretation, enforceability, validity and construction.

17. To induce Comerica to enter into this Agreement, Borrower has stated that it intends and agrees to use its best efforts to procure sufficient new capital or subordinated debt on reasonable terms and conditions to eliminate the "Over-Formula Amount" and prevent any Further Defaults in their financial covenants to Comerica (the "Capital Solicitation"). (A conversion of existing subordinated debt to equity shall not be considered new capital.) Consistent with the first sentence of this Paragraph, Borrower will provide Comerica with a detailed written outline of the terms of its proposed Capital Solicitation, including a timetable for the key steps of the Capital Solicitation, within 30 days of the date of this Agreement and will provide preliminary results of the Capital Solicitation to Comerica within 60 days of this Agreement.

18. Borrower acknowledges and agrees that Comerica possesses a valid and perfected security interest in substantially all of its assets, including but not limited to Borrower's accounts receivable, equipment, inventory, and general intangibles, as recognized by the Security Agreement and all UCC filings.

19. Comerica anticipates that discussions addressing the Debt may take place in the future. During the course of such discussions, Comerica and Borrower may touch upon and possibly reach a preliminary understanding on one or more issues prior to concluding negotiations. Notwithstanding this fact and absent an express written waiver by Comerica, Comerica will not be bound by an agreement on any individual issues unless and until an agreement is reached on all issues and such agreement is reduced to writing and signed by Borrower, and Comerica. As such, the parties agree that they may not reasonably rely on any oral agreements.

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20.  As of March 31, 1999, there are no offers other than those contained in this Agreement outstanding from Comerica to Borrower. Any prior offers by Comerica, whether oral or written are hereby rescinded in full. There are no oral agreements between Comerica and Borrower and any agreements concerning the Debt are expressed only in the existing Loan Documents. The duties and obligations of Borrower and Comerica shall be only as set forth in the Loan Documents and this Agreement when executed by all parties.

21. All notices, requests and demands required to be given hereunder, shall be in writing and shall be deemed to have been duly given upon the date of service if served personally or by facsimile transmission upon the party for whom intended, or if mailed, by first class, registered or certified mail, return receipt requested, postage prepaid, upon three (3) days after the date of such mailing, to such party at its address as shown below or otherwise hereafter designated by such party in writing:

          If to Comerica:     Mr. Jeffrey M. Beard
                              P.O. Box 75000
                              Detroit, MI 48275-3205
                              Facsimile:  (313) 222-5706

          Copy to:            Robert E. Lee Wright
                              Miller, Canfield, Paddock and Stone, P.L.C.
                              1200 Campau Square Plaza
                              99 Monroe Avenue
                              Grand Rapids, MI  49503
                              Facsimile:  (616) 776-6322

          If to Borrower:     Michael A. Lento
                              30 Ossipee Road
                              Newton, MA  02464-9101
                              Facsimile:  (617) 965-1213

          Copy to:            Richard E. Mikels
                              Kevin J. Walsh
                              Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. One Financial Center
                              Boston,  MA  02111
                              Facsimile:  (617) 542-2241

22. Borrower agrees to execute any and all additional or supplemental documentation, and provide such further assistance and assurances as Comerica may require, in Comerica's sole and absolute discretion, to give full effect of the terms, conditions and intentions of this Agreement.

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23.  This Agreement may be executed in counterparts and facsimiles and the counterpart, when properly executed and delivered by the signing deadline, will constitute a fully executed complete agreement.

24. The parties submit to the jurisdiction and venue of the circuit court for the County of Kent, State of Michigan or, if original jurisdiction can be established, the United District Court for the Western District of Michigan with respect to any action arising, directly or indirectly, out of this Agreement or the performance or breach of this Agreement. The parties stipulate that the venues referenced in this Agreement are convenient.

25. Time is of the essence in the performance of each and every provision of this Agreement. Comerica expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified herein. Comerica's failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

26. This Agreement will inure to the benefit of Comerica and all its past, present and future parents, subsidiaries, affiliates, predecessors and successor corporations and all of their subsidiaries and affiliates. This Agreement is solely for the benefit of the parties hereto in connection with the matters contemplated by the Agreement and may not be relied upon for any other purpose or by any other person or entity for any purpose without the prior written consent of Comerica.

27. BORROWER AND COMERICA ACKNOWLEDGE AND AGREE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE LOAN DOCUMENTS OR THE LIABILITIES.

28. BORROWER, IN EVERY CAPACITY, INCLUDING, BUT NOT LIMITED TO, AS SHAREHOLDERS, PARTNERS, OFFICERS, DIRECTORS, INVESTORS AND/OR CREDITORS OF BORROWER, OR ANY ONE OR MORE OF THEM, HEREBY WAIVE, DISCHARGE AND FOREVER RELEASE COMERICA, COMERICA'S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR

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     ALLEGATIONS BORROWER MAY HAVE OR MAY HAVE MADE OR THAT ARE BASED ON FACTS
     OR CIRCUMSTANCES ARISING AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS AGREEMENT, WHETHER KNOWN OR UNKNOWN, AGAINST ANY OR ALL OF COMERICA, COMERICA'S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS.

29. Borrower shall properly execute this Agreement and deliver it to the undersigned by no later than 5:00 p.m. on May 7, 1999.

30. Comerica reserves the right to terminate its forbearance prior to the expiration of the Forbearance Period, in the event of: (a) any Further Default under the Loan Documents or this Agreement not cured pursuant to Paragraph 1; (b) material deterioration in Comerica's collateral position beyond that forecast by the operating forecasts set forth in Exhibit D; (c) net losses, after all expenses, including amortization, depreciation, interest and taxes, exceed: $265,000 in April, 1999 or $325,000 in May, 1999 or net profit after all expenses, including amortization, depreciation, interest and taxes, is less than $100,000 in June 1999; or
     (d) Comerica, for any reason, reasonably believes that the prospect of payment or performance is impaired.

Very truly yours,

/s/ Michael J. VanDiepenbos

Michael J. VanDiepenbos
Assistant Vice President

ACKNOWLEDGED AND AGREED:

Microfluidics International Corporation



By:   /s/ Irwin J. Gruverman
   _________________________________________       Date:
      Irwin J. Gruverman
Its:  Chairman of the Board and
      Chief Executive Officer

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